BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	December 17, 2021
Pay Date	December 31, 2021

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.024397	20%	$0.224593	15%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$0.515860	36%
Return of Capital	$0.096603	80%	$0.711547	49%

Total (per common share)	$0.121000	100%	$1.452000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				13.21%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				5.83%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				10.30%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				5.35%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	January 14, 2022
Pay Date	January 31, 2022

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.014948	12%	$0.014948	12%
Net Realized Short-Term Capital Gains	$0.007730	6%	$0.007730	6%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%
Return of Capital	$0.098322	82%	$0.098322	82%

Total (per common share)	$0.121000	100%	$0.121000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2021				13.31%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2021				5.62%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2021				15.09%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2021				0.47%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	February 15, 2022
Pay Date	February 28, 2022

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Income	$0.032707	27%	$0.047457	19%
Net Realized Short-Term Capital Gains	$0.056867	47%	$0.064597	27%
Net Realized Long-Term Capital Gains	$0.031426	26%	$0.129946	54%
Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.121000	100%	$0.242000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2022				11.64%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2022				5.95%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2022				-5.10%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2022				0.50%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052